EXHIBIT 99.1


SPAR GROUP REPORTS FINANCIAL RESULTS FOR 2003 YEAR AND FOURTH QUARTER


TARRYTOWN, N.Y.--(BUSINESS WIRE)--March 26, 2004--SPAR Group, Inc. (Nasdaq:SGRP
- News) today reported financial results for the year and fourth quarter ended December 31, 2003.

For the full year, SPAR sustained a net loss of $539,000, equal to $0.03 per diluted share, on net revenues of $64.9 million. The company had net income of $5.3 million, or $0.28 per diluted share, on net revenues of $69.6 million for 2002.

SPAR recorded a net loss for the 2003 fourth quarter of $2.1 million, equal to $0.11 per share, on revenues of $12.2 million, compared with net income of $2.5 million, or $0.13 per share, on net revenues of $18.2 million in the corresponding prior-year period.

"The fourth quarter results were not indicative of our business," said Bob Brown, SPAR Group's chairman and chief executive officer. "Almost 50% of the fourth quarter loss was attributable to charges not expected to recur in the future. However, SPAR did experience lower revenue from per unit fee contracts resulting from lower retail sales of some of our larger clients' products. In addition, these revenues were impacted by the loss of a particular client earlier in the year.

"Moving into 2004, the company will focus on improving our core merchandising business. We will continue to invest in technology, the expansion of our international operations, and expansion of our local in-store demonstration business. We are confident that the investments we are making will provide long-term benefits to the company," said Brown.

"We remain focused on enhancing efficiencies. We have implemented and will continue to implement cost reductions throughout the company as appropriate and we are committed to developing and exploring new programs and technology, such as RFID applications at retail, to stimulate revenue growth. The fundamentals of our business remain strong, and we are devoting all our energy to ensuring SPAR is well positioned to be the best merchandising company in the world by using the latest technologies to produce the highest measurable value for our clients at the lowest possible cost," Brown added.

SPAR Group, Inc. is a diversified international marketing services company, providing a broad array of productivity-enhancing products and services to help Fortune 1000 companies improve their sales, operating efficiency and profits. The company provides in-store merchandising, in-store demonstrations, technology, and research to manufacturers and retailers covering all product classifications and all classes of trade, including mass market, drug store, and grocery chains throughout the United States and internationally.

Certain statements in this news release are forward-looking, including, but not limited to, benefits to be derived from programs to enhance efficiencies, cost reductions, programs to stimulate revenue growth and the timing of returning the company to profitability. The company's actual results, performance and trends could differ materially from those indicated or implied by such statements as a result of various factors, including (without limitation) the continued strengthening of SPAR's selling and marketing functions, continued customer satisfaction and contract renewal, new product development, continued technological superiority over its competitors, continued availability of capable, dedicated personnel, continued cost management, the success of its international efforts, success and availability of acquisitions, and other factors, as well as by factors applicable to most companies such as general economic, competitive and other business and civil conditions. Information respecting certain of these and other factors that could effect future results, performance or trends is discussed in SPAR Group's annual report on Form 10-K, quarterly reports on Form 10-Q, and other filings made with the Securities and Exchange Commission from time to time.

                                SPAR Group, Inc.
                      Consolidated Statements of Operations
                (unaudited) (in thousands, except per share data)

                                           Three Months             Twelve Months
                                              Ended                     Ended
                                      ---------------------     ---------------------
                                      Dec. 31,     Dec. 31,     Dec. 31,      Dec. 31,
                                        2003         2002         2003         2002
                                      --------     --------     --------     --------
Net revenues                          $ 12,155     $ 18,249     $ 64,859     $ 69,612
Cost of revenues                         8,561        9,229       42,338       40,331
Gross profit                             3,594        9,020       22,521       29,281

Selling, general and
 administrative expenses                 5,923        4,592       20,967       18,804
Depreciation and amortization              367          499        1,529        1,844
Operating (loss) income                 (2,696)       3,929           25        8,633

Interest expense                            60          132          269          363
Other expense                              209         (192)         237          (26)
(Loss) income before provision for
 income taxes                           (2,965)       3,989         (481)       8,296

Provision for income taxes                (885)       1,454           58        2,998

Net (loss) income                     $ (2,080)    $  2,535     $   (539)    $  5,298

Basic/diluted net (loss) income
per common share:

  Net (Loss) Income                   $  (0.11)    $   0.13     $  (0.03)    $   0.28

Weighted average common shares -
 basic                                  18,859       18,816       18,855       18,761

Weighted average common shares -
 diluted                                18,859       19,237       18,855       19,148

                                SPAR Group, Inc.
                           Consolidated Balance Sheets
                                   (unaudited)
                (in thousands, except share and per share data)


                                         Dec. 31,     Dec. 31,
                                           2003         2002
                                         --------     --------
ASSETS
Current assets:
  Cash and cash equivalents                    $-           $-
  Accounts receivable, net                 13,942       16,458
  Prepaid expenses and other current
   assets                                     415          687
  Deferred income taxes                     1,305          903
Total current assets                       15,662       18,048

Property and equipment, net                 2,099        1,972
Goodwill                                    8,749        7,858
Deferred income taxes                         434          705
Other assets                                  926          217
Total assets                             $ 27,870     $ 28,800

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                      $  1,445     $    422
   Accrued expenses and other current
    liabilities                             4,367        5,140
   Accrued expense due to affiliates          996          958
   Restructuring charges, current             685        1,354
   Line of credit, short-term               4,084            -
   Due to certain stockholders                  -        3,951
Total current liabilities                  11,577       11,825

Line of credit, long-term                       -          148
Restructuring charges, long-term                -          235
Other long-term debt                          270            -

Commitments and contingencies

Stockholders' equity:
   Preferred stock, $.01 par value:
     Authorized shares - 3,000,000
     Issued and outstanding shares -
      none
   Common stock, $.01 par value:
     Authorized shares - 47,000,000
     Issued and outstanding shares -
      18,858,972 - December 31, 2003
      18,824,527 - December 31, 2002          189          188
   Treasury stock                            (384)         (30)
   Additional paid-in capital              11,249       10,919
   Accumulated other comprehensive
    loss                                       (7)           -
   Retained earnings                        4,976        5,515
Total stockholders' equity                 16,023       16,592
Total liabilities and stockholders'
 equity                                  $ 27,870     $ 28,800


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Contact:
     SPAR Group, Inc.
     Charles Cimitile, 914-332-4100
      or
     PondelWilkinson Inc.
     Roger S. Pondel, 323-866-6006